Exhibit 99.2

Cellectar Biosciences Reports Second Quarter 2014 Financial Results and Recent Highlights

Management to Host Conference Call and Webcast at 5:00 PM EDT

MADISON, Wis., August 20, 2014, – Cellectar Biosciences, Inc. (NASDAQ: CLRB), a clinical stage biopharmaceutical company developing innovative agents for the detection and treatment of cancer, is providing an overview of its development programs and financial results for the second quarter 2014.

“During the second quarter 2014, we completed the management transition initiated in late 2013, made meaningful progress in our development programs and garnered well-earned recognition for the innovative nature of our platform technology,” commented Dr. Simon Pedder, Cellectar’s president and chief executive officer. “In addition to having clinical results from our PET imaging and therapeutic programs selected for poster and platform presentation at this year’s ASCO annual meeting, we were honored to have a publication detailing the selective uptake and prolonged retention of our molecules chosen as the cover article for the prestigious journal Science Translational Medicine. This publication reflects nearly a decade of research related to our platform technology and highlights the potential of our agents to enable truly personalized dual modality cancer therapy that combines tumor imaging and therapy using the same highly-selective, cancer-targeting core delivery platform.”

Recent Highlights:

  Publication by lead author Dr. Jamey Weichert, Cellectar’s chief scientific officer and founder, detailing cancer-selective uptake and retention of Cellectar’s delivery platform, PET imaging and therapeutic agents selected as cover story for June 11, 2014 issue of Science Translational Medicine
  Presented data from Phase Ib trial of I-131-CLR1404 at the American Society of Clinical Oncology (ASCO) 2014 Annual Meeting

  Filed Investigational New Drug (IND) application to evaluate I-131-CLR1404 in clinical trials in relapsed/refractory multiple myeloma, an incurable cancer of plasma cells
  Secured orphan drug designation for I-124-CLR1404 as a diagnostic for the management of glioma, the most common and aggressive form of brain cancer
  Appointed Chad J. Kolean Chief Financial Officer
  Dr. Simon Pedder became full-time president and chief executive officer
  Completed underwritten offering generating new gross proceeds of $13.5 million
  Eliminated $4.0 million debt issued in February 2014 private placement
  Obtained approval for common stock to begin trading on Nasdaq Capital Market

“With the data from our on-going Phase II imaging trial of 1-124-CLR1404 in glioblastoma expected in the first half of 2015 and data from our proof of concept trials of 1-131-CLR1404 for the treatment of multiple myeloma and CLR1502 for real time optical imaging in breast cancer surgery expected by year-end 2015, the coming year is poised to be a big one for Cellectar,” continued Dr. Pedder. “Having now completed an underwritten offering generating new gross proceeds of $13.5 million and simultaneously receiving approval for our stock to begin trading on the Nasdaq Capital Market, we are now well-positioned to meaningfully advance these three key clinical programs and drive both near and long term shareholder value.”

Financial Results for the Quarter and Six Months Ended June 30, 2014:

Cellectar reported a net loss for the quarter ended June 30, 2014 of approximately $2.1 million or ($0.73) per share in line with the net loss of $2.1 million or ($0.72) per share reported for the comparable period in 2013. For the first six months of 2014, Cellectar reported a net loss of $5.0 million or ($1.75) per share compared to a net loss of $5.5 million or ($2.03) per share for the first half of 2013.

Research and development (R&D) expenses for the quarter ended June 30, 2014 were $1.4 million, compared to $1.6 million for the second quarter of 2013. For the six months ended June 30, 2014, Cellectar’s research and development expenses were $3.1 million compared to $3.2 million during the first six months of 2013.

Cellectar’s general and administrative (G&A) expenses were essentially unchanged year-over-year with second quarter 2014 G&A expenses totaling approximately $1.0 million compared to $1.1 million during the second quarter 2013. Similarly, G&A expenses for the six months ended June 30, 2014 were approximately $2.0 million compared to $2.2 million for the comparable period in 2013.

Cellectar ended the quarter with $1.6 million in cash and cash equivalents compared to $2.4 million in cash and cash equivalents at December 31, 2013.

On August 20, 2014, Cellectar completed an underwritten offering of shares and warrants that generated new gross proceeds of $13.5 million. The proceeds of this offering will be used for further research and development of Cellectar’s pipeline. Cellectar anticipates that the cash and cash equivalents at quarter-end combined with net proceeds from its August offering will fund the company's planned research and development programs into the fourth quarter 2015.

Event Details:

Interested investors may participate in the conference call by dialing 888-646-8293 (domestic) or 973-453-3065 (international). A replay will be available for one week following the call by dialing 855-859-2056 for domestic participants or 404-537-3406 for international participants and entering conference ID 90511388 when prompted. Participants may also access both the live and archived webcast of the conference call on the investor relations section of Cellectar’s web site, www.cellectar.com.

About Cellectar Biosciences, Inc.

Cellectar Biosciences is developing agents to detect, treat and monitor a broad spectrum of cancers. Using a novel phospholipid ether analog (PLE) platform technology as a targeted delivery and retention vehicle, Cellectar’s compounds are designed to be selectively taken up and retained in cancer cells including cancer stem cells. With the ability to attach both imaging and therapeutic agents to its proprietary delivery platform, Cellectar has developed a portfolio of product candidates engineered to leverage the unique characteristics of cancer cells to “find, treat and follow” malignancies in a highly selective way. I-124-CLR1404 is a small-molecule, broad-spectrum, cancer-targeted PET imaging agent currently being evaluated in a Phase II glioblastoma imaging trial. I-124-CLR1404 has been granted Orphan status as a diagnostic for the management of gliomas from the US FDA. Additionally, multiple investigator-sponsored Phase I/II clinical trials are ongoing across 11 solid tumor indications. I-131-CLR1404 is a small-molecule, broad-spectrum, cancer-targeted molecular radiotherapeutic that delivers cytotoxic radiation directly and selectively to cancer cells including cancer stem cells. A Phase Ib dose-escalation trial of I-131-CLR1404 in patients with advanced solid tumors was completed in the second quarter of 2014 and results presented at the American Society of Clinical Oncology (ASCO) 2014 Annual Meeting. CLR1502 is a preclinical, cancer-targeted, non-radioactive optical imaging agent for intraoperative tumor margin illumination and non-invasive tumor imaging. For additional information please visit www.cellectar.com

INVESTOR CONTACT

Kate McNeil, Vice President of IR, PR & Corporate Communications

Cellectar Biosciences, Inc.

Phone: (347) 204-4226

Email: kmcneil@cellectar.com

This news release contains forward-looking statements.  You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or their negatives or cognates.   These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made.  These statements are based on our current beliefs and expectations as to such future outcomes.  Drug discovery and development involve a high degree of risk.  Factors that might cause such a material difference include, among others, uncertainties related to the ability to raise additional capital, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other government regulation, our pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third-party reimbursement. A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2013. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.